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                                                           Exhibit 10.9

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT dated ________, 1998 between NORTH ATLANTIC ACQUISITION CORP., a Delaware corporation ("North"), and TRIDENT ROWAN GROUP, INC, a Maryland corporation ("TRG"), for itself and as escrow agent (the "Escrow Agent") and the persons set forth on Schedule 1 hereto
("Stockholders").

                  WHEREAS, North, TRG and Moto Guzzi Corp., a Delaware corporation ("Motoguzzi") are the parties to an Agreement and Plan of Merger and Reorganization dated as of_______, 1998 (the "Merger Agreement") pursuant to which Motoguzzi merged into North, with North being the surviving corporation;

                  WHEREAS, pursuant to the Merger Agreement, a portion of the Merger Consideration is to be placed in an escrow fund ("Escrow Fund") for the indemnification of North, as the surviving corporation, for breaches of the representations and warranties of Motoguzzi and TRG as set forth in the Merger Agreement;

                  WHEREAS, the parties desire to establish the Escrow Fund as collateral security for the indemnification obligation under Article X of the Merger Agreement.

                  The parties agree as follows:

                  1.       (a)      Capitalized terms used herein which are
not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                           (b)      Concurrently with the execution hereof,
(i) each of the Stockholders has caused to be delivered to the Escrow Agent the number of shares of Class B Preferred Stock of North set forth against the name of the Stockholder on Schedule 1, representing all the Class B Preferred Stock issued by North to such Stockholders pursuant to the Merger Agreement and (ii) TRG has delivered to the Escrow Agent 100,000 shares of Class A Common Stock of North issued by North to TRG pursuant to the Merger Agreement ("Escrow Stock"). Such Escrow Stock will include any stock dividends and distributions made by North with respect to the Escrow Stock.

                           (c)      The Escrow Agent hereby agrees to act as
the escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. Its duties hereunder shall cease upon its distribution of the entire Escrow Fund in accordance with this Agreement.

                  2. (a) The Independent Committee of the Board of Directors of North may give notice of a claim for indemnification pursuant to Section 10.03 of the Merger Agreement ("Indemnity Claim") and for distribution of Escrow Stock from the Escrow Fund by giving notice (a "Notice") of the claim to TRG on behalf of North, specifying (i) the covenant, representation


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or warranty, agreement, undertaking or obligation contained in the Merger
Agreement which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any claim which may result in a distribution from the Escrow Fund, and (iii) whether the claim arises from a Third Party Claim.

                           The procedure for resolving any claim is set forth
in paragraphs (b) and (c) below. Any distribution from the Escrow Fund by reason of a claim shall be made in accordance with paragraph (e) below.

                           (b)      After giving of a Notice, the Independent
Committee and TRG shall attempt to resolve such dispute by voluntary settlement. If the Independent Committee and TRG reach a settlement with respect to any such dispute, they will jointly execute a written notice of such settlement specifying the terms thereof which shall be deemed an Established Claim (as hereinafter defined). If the Independent Committee and TRG are unable to reach a settlement with respect to a dispute, such dispute shall be resolved in accordance with paragraph (c) below.

                           (c)      (i)  North and TRG agree that any and all
claims arising out of or relating to Article X of the Merger Agreement that are not Third Party claims which are not resolved in accordance with paragraph
(b) above shall be submitted to JAMS/ENDISPUTE, or its successor, for mediation. If the matter is not resolved in mediation after two sessions which must be held within 60 days of the request for mediation, then either party may submit the claim for final and binding arbitration as provided in paragraph (c) (ii) below. Either party may commence mediation by providing to JAMS/ENDISPUTE and the other party with a written request for mediation. The parties will cooperate with JAMS/ENDISPUTE and with one another in selecting a mediator from JAMS/ENDISPUTE's panel of neutral mediators, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in the cost, unless the mediator recommends otherwise. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS/ENDISPUTE employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this paragraph may be enforced in any court of competent jurisdiction and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorney's fees, to be paid by the party against whom enforcement is ordered.

                           (ii) For claims that are Third Party Claims or for
claims that cannot be resolved in accordance with paragraph (c) (i) above, the resolution thereof shall be by final and binding arbitration before a single arbitrator in New York City in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The parties shall attempt to agree upon an arbitrator; if the parties are unable to agree upon an arbitrator within 10 days after the proposed list of arbitrators is submitted to the parties, then any of the parties to the arbitration may apply for appointment of an arbitrator by the American Arbitration Association (or any successor thereto). Each party shall pay the fees and expenses of counsel used by it and 50% of



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the fees and expenses of the arbitrator and of other expenses of the arbitration. The arbitrator shall render his decision within 90 days after his appointment and, notwithstanding the foregoing sentence, may award costs to any of the parties if, in his sole opinion, the claims made by any other party or parties had no reasonable basis and were arbitrary and capricious. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be obtained on the deci sion of the arbitrator so rendered in any court having jurisdiction and may be enforced in accordance with the laws of the State of New York. If the arbitrator shall fail to render his decision or award within such 90-day period, either North or TRG may apply to any New York or federal court then having jurisdiction by action, proceeding or otherwise, as may be proper to determine the matter in dispute consistently with the provisions of this Agreement. The parties consent to the jurisdiction of the New York courts sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York for this purpose. The prevailing party (or either party, in the case of a decision or award rendered in part for each party) shall send a copy of the arbitration decision or of any judgment of the New York or federal court to the Escrow Agent.

                           (d)      As used in this Agreement,
"Established Claim" means any (i) claim deemed established pursuant to the penultimate sentence of paragraph 2(b) above, (ii) any claim established by mediation or arbitration pursuant to paragraph 2 (c) above, resulting in a dollar award to North, (iii) a Third Party Claim which has been sustained by a final determination by arbitration pursuant to paragraph 2 (c) (ii) above, or
(v) a Third Party Claim which the Independent Committee and TRG have jointly notified the Escrow Agent has been settled by settlement of the parties.

                           (e)      (i)     Promptly after a claim becomes an
Established Claim, the Independent Committee shall deliver a notice to the Escrow Agent directing the Escrow Agent to deliver to North such number of the Class B Preferred Stock in the Escrow Fund for cancellation as equals or fractionally exceeds the adjudicated or resolved amount of the claim, divided by the Market Price of the Class A Common Stock, plus $1.00, and if the claim is not fully recompensed by the delivery of the Class B Preferred Stock, then, additionally, that full number of shares of Class A Common Stock in the Escrow Fund as equals or fractionally exceeds the amount of the claim remaining after delivery of the Class B Preferred Stock divided by the Market Price of the Class A Common Stock. To the extent shares of Class B Preferred are to be delivered to North, they shall be delivered pro rata among all the Stockholders holding Class B Preferred Stock, in respect of an Established Claim.

                                    (ii)    If the amount of an Established
Claim against the Escrow Fund is greater than the value of the Escrow Stock in the Escrow Fund, the Stockholders and TRG will not remain liable to North for the deficiency thereof.

                  3. On the 61st day after the mailing by certified mail, return receipt requested, or delivery by hand, to each of the then serving members of the Board of Directors of North, of the audited financial statements of North (with copies of the signed report of the independent auditors of North) for its fiscal year ending December 31, 1998, the Escrow Agent shall release to TRG, the Class A Common Stock in the Escrow Fund, except to the extent that the aggregate dollar amount of all Indemnity Claims then asserted exceeds the value of the shares of Class



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B Preferred Stock then remaining in the Escrow Fund, in accordance with Section
2(e) above, and on the 61st day after mailing by certified mail, return receipt requested, or delivery by hand, to each of the then serving members of the Board of Directors of North, of the audited financial statements of North (with copies of the signed report of the independent auditors of North) of its fiscal year ending December 31, 1999, the Escrow Agent shall release from the Escrow Fund all the Escrow Stock, except to the extent of the value of Escrow Shares equal to the amount of any Indemnity Claims against the Escrow Fund with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof ("Pending Claims"). Thereafter, if any Pending Claim becomes an Established Claim, the Escrow Agent shall promptly deliver to North that number of shares of Escrow Stock equal to the number determined in accordance with paragraph 2(e) above. Subject to this paragraph, no Escrow
Stock will be delivered to TRG on behalf of itself and the Stockholders if there are any Pending Claims. Upon resolution of all Pending Claims, by whatever means or procedures used, the Escrow Agent shall distribute to TRG on behalf of itself and the Stockholders the Escrow Stock remaining in the Escrow Fund.

                  4. The Escrow Agent shall cooperate in all respects with the Independent Committee in the calculation of any amounts determined to be distributable to North in accordance with this Agreement.

                  5. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

                           (b)      The Escrow Agent may rely and shall be
protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, including an award made by an arbitration or a judgment entered by a court of competent jurisdiction. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is a legal entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is received by the Escrow Agent.

                           (c)      The Escrow Agent's sole responsibility
upon receipt of any notice requiring any delivery of Escrow Stock to North pursuant to paragraph 2(e) of this Agreement is to deliver to North the number of shares of Escrow Stock as determined in accordance with this Agreement, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

                           (d)      The Escrow Agent shall not be liable for
any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                           (e)      The Escrow Agent may resign and be
discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect, whereupon a successor Escrow Agent, which shall be



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a bank or trust company with an office in New York City and a combined capital and surplus of not less than $50,000,000, shall be appointed by the Independent Committee.

                           (f)      In the event of a dispute between the
parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund into the United States District Court for the Southern District of New York and, giving notice to North, the Independent Committee and TRG (if TRG is no longer the Escrow Agent) of such action, shall thereupon be relieved of all further responsibility.

                           (g)      As long as TRG is the Escrow Agent, there
shall be no fees or expenses payable to the Escrow Agent for its services hereunder. If the Escrow Agent is not TRG or an affiliate of TRG, North and TRG each agree to pay or reimburse the Escrow Agent, upon request, for 50% of all expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in connection with the performance of its duties hereunder.

                  6. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

                  7. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives, shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein and cannot be changed or terminated except by a writing signed by North (with the written consent of the Independent Committee), TRG and the Escrow Agent (if no longer TRG).

                  8. Any claim or controversy arising out of this Agreement shall be submitted to arbitration in the manner provided by paragraph 2 (c)
(ii) above.

                  9. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by telecopy, one day after delivery to a nationally recognized courier, or three business days after mailed by registered mail (postage prepaid, return receipt requested), in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  A.       If to North or the Independent Committee, to it at

                           North Atlantic Acquisition Corp.
                           5 East 59th Street, 3rd Floor
                           New York, New York  10022
                           Attention: David Jan Mitchell



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                           Telecopier No.: 212-588-0286

                           with a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York  10016
                           Attention:  David Alan Miller, Esq.
                           Telecopier No.: 212-818-8881

                  B.       If to the or the Escrow Agent,  to it at:

                           Trident Rowan Group, Inc.
                           Two Worlds Fair Drive
                           Franklin Township, Somerset
                           New Jersey 08878
                           Attention: Howard Chase, Esq.

                           with a copy to:

                           Morrison Cohen Singer & Weinstein, LLP
                           750 Lexington Avenue
                           New York, New York  10022
                           Attention: David Lerner, Esq.
                           Telecopier: 212-753-8708

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

                  10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

                                      NORTH ATLANTIC ACQUISITION CORP.

                                      By:____________________________
                                      Name: David Jan Mitchell
                                      Title:    Chief Executive Officer

                                      TRIDENT ROWAN GROUP, INC.,
                                      For itself, as agent for the stockholders and as escrow agent





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                                        By:________________________________
                                        Name:
                                        Title:



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                                   SCHEDULE I



                                                             Number of Shares
                                                                 and Stock
Name of Issuee          Address                             Certificate Number
--------------          -------                             ------------------







                        Subtotal